Exhibit 3.2

FLEXSTEEL INDUSTRIES, INC.
AMENDED AND RESTATED BYLAWS, DATED DECEMBER 5, 2016

ARTICLE I.
OFFICES

Section 1.         A registered office shall be located in the State of Minnesota.

Section 2.        The corporation may also have offices at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.
REGULAR MEETINGS OF SHAREHOLDERS

Section 1.        All regular meetings of shareholders shall be held at such time and place within or without the State of Minnesota as shall be stated in the notice of the meeting or in a duly executed waiver of notice. The time and place of the meeting shall be set by the Chief Executive Officer and in their absence or, if they refuse to act, it shall be reasonably set by any other executive officer of the corporation or by two or more Directors. The notice shall be given at least fifteen days before the meeting and not more than sixty days before the date of the meeting. The notices shall be sent out by the Corporate Secretary, or in their absence the Corporate Assistant Secretary.

Section 2.        A regular meeting of the shareholders shall be held annually. At the annual meeting, after a quorum is present, the shareholders shall elect by a plurality vote of the shareholders present in person or proxy, Directors, and shall transact such other business as may be properly brought before the meeting. Nomination for Directors shall be made as specified in Article V, Section 2 of these Bylaws.

Section 3.       Notice of the annual meeting stating the place, day and hour of the meeting shall be provided to each shareholder as shown on the records of the corporation entitled to vote thereat, as provided for in Article VIII of these Bylaws, not less than fifteen days before the date of the meeting nor more than sixty days before the meeting.

Section 4.        Proposals Regarding Business Other Than Director Nominations.

(a)       The business transacted at any special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting given pursuant to Article III of these Bylaws. The proposal of business (other than the nomination and election of Directors, which is subject to Article V of these Bylaws) to be considered by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any shareholder of the corporation who complies with this Article II.

(b)       For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting will not commence a new time period for the giving of a shareholder’s notice as required above.

(c)       A shareholder’s notice to the corporation must set forth as to each matter the shareholder proposes to bring before an annual meeting:

(i)         A brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(ii)        Owners on whose behalf the proposal is made;

(iii)       The name and address of such shareholder, as they appear on the corporation’s books, and of any such beneficial owner;

(iv)       (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Article II, Section 4(c)(iv) shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date); and

(v)       A representation that the shareholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal.

(d)       The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Article II, Section 4 and, if the presiding officer so determines, any such business not properly brought before the meeting shall not be transacted.

(e)       For purposes of this Article II, Section 4, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) when given as the notice of the meeting pursuant to Article VIII.

(f)       With respect to this Article II, Section 4, a shareholder must also comply with all applicable requirements of the laws of the State of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 4.

(g)       Notwithstanding anything to the contrary in this Article II, Section 4, this Article II, Section 4 does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

ARTICLE III.
SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.         Special meetings of shareholders for any purpose may be held at such time and place within or without the State of Minnesota as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.         Special meetings of shareholders may be called at any time, or for any purpose or purposes by the following, giving notice to the Secretary and in the Secretary’s absence to the Assistant Secretary to send out the proper notice:

(a)       The Chief Executive Officer,

(b)       The Chief Financial Officer or any other executive officer, or

(c)       Two or more Directors.

Section 3.          Shareholder(s) owning 10 percent or more of the voting power of all shares entitled to vote for Directors may demand a special meeting of shareholders by written demand stating the purpose of the meeting and given to the CEO or the CFO.

Section 4.          Notice of the special meeting of the shareholders stating the date, time, place and purpose of the meeting shall be provided to each shareholder as shown on the records of the corporation entitled to vote thereat, as provided for in Article VIII of these Bylaws, at least ten days before the date of the meeting nor more than sixty days before the meeting.

ARTICLE IV.
QUORUM AND VOTING STOCK

Section 1.          The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.          If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by the Amended Restated Articles of Incorporation.

Section 3.          Each outstanding share of stock, having voting power, shall be entitled to one vote, unless otherwise specified in the Amended and Restated Articles of Incorporation, on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by a properly executed written proxy. The determination of its validity shall be determined by the Secretary (or in their absence the Assistant Secretary) of the corporation with the advice of Counsel, if requested. Said Secretary’s determination is final and binding on all parties.

ARTICLE V.
DIRECTORS

Section 1.          The number of Directors, and their classification, shall be set by the Board by the procedure set out in the Amended and Restated Articles of Incorporation. The Board of Directors may propose a nomination for each open directorship which may be filled at the annual meeting. Directors need not be residents of the State of Minnesota nor shareholders of the corporation. The Directors may be elected at the annual meeting of shareholders and each Director elected shall serve until their successor shall have been elected and qualified, or until the earlier death, resignation, removal or disqualification of the Director, or until the successor has been appointed by the Board and qualified.

Section 2.

(a)          Only persons who are nominated in accordance with the procedures set forth in this Article V, Section 2 are eligible for election as Directors at an annual meeting of shareholders, unless otherwise provided in the Amended and Restated Articles of Incorporation. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of Directors who complies with the procedures set forth in this Article V, Section 2.

(b)          Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice of nominations to be made at an annual meeting must be received by the Secretary not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

(c)          A shareholder’s notice to the corporation of nominations for an annual meeting of shareholders must set forth:

(i)          As to each person whom the shareholder proposes to nominate for election or re-election as a Director: (A) the person’s name, (B) all information relating to the person that would be required to be disclosed in solicitations subject to Rule 14a-12(c) under the Exchange Act or that is required pursuant to any other provision of Regulation 14A or any other applicable regulation under the Exchange Act, and (C) the person’s written consent to be named in the proxy statement as a nominee and to serve as a Director if elected; and

(ii)          as to the shareholder giving the notice: (A) the name and address of such shareholder, as they appear on the corporation’s books, and of any beneficial owners on whose behalf the nomination is made, (B) the information called for by Article II, Section 2(c)(iv) hereof with respect to such shareholder and any such beneficial owner, and (C) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of Directors, will continue to be a holder of record of shares entitled to vote for the election of Directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

(d)          The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Article V, Section 2, and, if the presiding officer so determines, the defective nomination shall be disregarded.

(e)          For purposes of this Article V, Section 2, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Article VIII.

(f)          With respect to this Article V, Section 2, a shareholder must also comply with all applicable requirements of the laws of the State of Minnesota and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article V, Section 2.

(g)          Notwithstanding anything to the contrary in this Article V, Section 2, if Rule 14a-11 under the Exchange Act becomes effective and applicable to the corporation, which rule would require in certain events the inclusion in the corporation’s proxy materials of persons nominated by shareholders for election to the Board of Directors, then the requirements, procedures, and notice deadlines of such final rules and not this Article V, Section 2 shall govern any nomination made pursuant to such final rules as if the corporation had no advance-notice requirements for such nominations.

Section 3.          No person may be a Director of the company after the day on which that person becomes seventy years of age. This provision shall automatically terminate a person being a Director.

This provision may be altered, amended, modified or repealed only by the affirmative vote of two-thirds of the entire Board of Directors.

Section 4.          Any vacancy occurring in the Board of Directors may be filled for the term and by the procedure set out in the Amended and Restated Articles of Incorporation.

Any directorship to be filled by reason of an increase in the number of Directors may be filled for the term and by the procedure set out in the Amended and Restated Articles of Incorporation.

Section 5.          The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Articles of Incorporation or by these Bylaws directed or required to be exercised or done solely by the shareholders.

At the next Board of Directors meeting following the stockholder’s meeting, herein called the Annual Director’s Meeting, the Board shall elect officers for the corporation and take such action as is appropriate regarding standing committees of the Board.

Section 6.          The Directors may keep the books of the corporation at such place or places as they may from time to time determine.

Section 7.          Directors may be removed from office only for “cause” as defined in and in accordance with the Amended and Restated Articles of Incorporation.

ARTICLE VI.
MEETINGS OF THE BOARD OF DIRECTORS

Section 1.          Meetings of the Board of Directors, regular or special, may be held either within or without the State of Minnesota and may be held electronically or by telephone.

Section 2.          Regular quarterly meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be determined by the Board, any Board member or the CEO.

Section 3.          Special meetings of the Board of Directors maybe held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board, any Board member or the CEO.

Section 4.          Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting. Neither the business to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such notice.

Section 5.          A majority of the then members of the Board of Directors shall constitute a quorum for the transaction of business, but if no quorum is present, the meeting may be adjourned without further notice from time to time until a quorum is present. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, and the decision shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Amended and Restated Articles of Incorporation or these Bylaws.

Section 6.          An action required or permitted to be taken at a Board of Directors meeting may be taken by written action signed, or consented to by authenticated electronic communication, by all of the Directors. If the Amended and Restated Articles of Incorporation so provide, any action, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of Directors that would be required to take the same action at a meeting of the Board of Directors at which all Directors were present. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of Directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all Directors, all Directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A Director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

Section 7.          An absent Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting and it shall be counted in the tally of votes on the proposal. The consent or objection does not permit the Director to be counted as a part of a quorum.

ARTICLE VII.
COMMITTEES OF THE BOARD

Section 1.          A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the corporation only to the extent provided in the resolution. Committees, other than special litigation committees and committees formed pursuant to Minnesota Statutes Section 302A.673, subdivision 1(d), are subject at all times to the direction and control of the Board of Directors. Committee members shall be natural persons. Unless the Amended and Restated Articles of Incorporation or these Bylaws provide for a different membership or manner of appointment, a committee shall consist of one or more persons, who need not be Directors, appointed by the affirmative vote of a majority of the Directors present.

Section 2          In other matters of procedure, the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and Directors. This shall include, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

ARTICLE VIII.
NOTICES

Whenever, under the provisions of the Minnesota Statutes or of the Amended and Restated Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not only be construed to mean personal notice, but such notice may be given in writing, by first class mail, addressed to such Director or shareholder, at their address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail. Notice to Directors may also be given by telegram, telephone or other reliable means. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended for time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Exchange Act, provided that the corporation has first received the written or implied consent required by those rules and regulations.

ARTICLE IX.
OFFICERS

Section 1.          The Board of Directors may elect from its own number a Chair of the Board and shall elect a President from its own number. The Board of Directors shall designate a CEO. The Board of Directors may elect Vice-Presidents and shall designate a CFO and a Secretary and Treasurer. As additional corporate officers, the Board of Directors may also choose General Counsels and one or more Assistant Secretaries and Assistant Treasurers.

Section 2.          The Board of Directors may appoint or arrange for the appointment of such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, the CEO or others designated in these Bylaws.

Section 3.          The officers of the corporation hold their office at the pleasure of the Board of Directors. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors present. Any vacancy occurring in any office of the corporation may be filled or arranged to be filled by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any period as it may fix by resolution, any office except those of CEO, President, CFO, Treasurer and Secretary.

Section 4.          The Board of Directors Chair. The Chair of the Board of Directors, if elected, or failing their election, or in their absence, the President, shall preside at all meetings of the Board of Directors and the Chair of the Board of Directors shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. The Chair may be the CEO.

Section 5.          The CEO. The CEO, designated by the Board of Directors, shall be the Chief Executive and Administrative Officer of the company and all officers of the company shall, through their line of command or authority, be responsible ultimately to the CEO.

Section 6.          The President. The President may be the Chief Executive and Administrative Officer of the corporation. The President may preside at all meetings of the shareholders and, in the absence of the Board Chair, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of the President and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors and CEO are carried into effect. The President may appoint or arrange for the appointment of officers, agents, or employees other than those appointed by the Board of Directors. The President may sign, execute and deliver in the name of the company, powers of attorney, contracts, mortgages, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the CEO or by these Bylaws.

Section 7.          The Vice-Presidents. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the CEO or the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties. The Financial Vice-President (CFO) is the Chief Financial and Accounting Officer of the corporation unless otherwise designated.

Section 8.          The Secretary and Assistant Secretaries.

(a)          The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, as is required by Article II or Article III of these Bylaws, and shall perform such other duties as may be prescribed by the Board of Directors, the CEO or President. The Secretary shall have custody of the Corporate Seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument when required. The Board of Directors, the CEO or the President may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by their signature.

(b)          The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, the CEO or the President, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the CEO, the President or the Secretary may from time ‘to time prescribe.

Section 9.          The Treasurer and Assistant Treasurers.

(a)          The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as are appropriate.

(b)          The Treasurer shall disburse the funds of the corporation, taking proper vouchers for such disbursements.

(c)          The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, the CEO, or the President shall, in the absence or disability of the Treasurer, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the CEO, the President or the Treasurer.

(d)          In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer of the company with the approval of the CEO or President or the CFO may authorize such bank accounts to be opened or maintained in the name and on behalf of the company as he may deem necessary or appropriate; payments from such bank accounts to be made upon and according to the check of the company which may be signed jointly or singularly by either manual or facsimile signature or signatures, of such officer or employee as designated by the Treasurer with the approval of the CEO or President or CFO.

Section 10.          The General Counsel. The Board of Directors may elect General Counsels and Assistant General Counsel as corporate officers. Counsels shall perform such duties as may be prescribed from time to time by the Board of Directors, the CEO, the President, or by the Bylaws. The General Counsel may sign and execute pleadings, powers of attorney, contracts, bonds, other obligations of the company and documents in the regular course of their duties. The General Counsel may act as counsel to the Board of Directors.

ARTICLE X.
CERTIFICATED AND UNCERTIFICATED SHARES

Section 1.

(a)          Certificates. Shares of the corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Minnesota. All certificates of capital stock of the corporation will be numbered and will be entered in the books of the corporation as they are issued. Certificates for shares of the corporation’s capital stock will exhibit the holder’s name and number of shares and will be signed by the CEO, President or CFO and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation. Any or all of the signatures on the certificate, and the corporation’s seal, may be a facsimile.

(b)          Certificate Fixing Equality. Before the corporation shall allot any shares of any class, or of any series of any class, of which the dividend rate, the redemption price, the liquidation price, the conversion rights, the sinking or purchase fund rights, or the number of shares constituting any series is not set forth in the Amended and Restated Articles of Incorporation but is fixed in a resolution adopted by the Board of Directors pursuant to authority given by the Amended and Restated Articles of Incorporation, a certificate setting forth a copy of said resolution, made by the President or a Vice-President of the corporation and by its Secretary or an Assistant Secretary and acknowledged, shall be filed for record in the office of the Secretary of State of Minnesota.

(c)          Contents of Stock Certificates. Every certificate of shares shall state:

(i)          The name of the corporation, and a statement that it is organized under the laws of the State of Minnesota;

(ii)          The name of the registered holder of the shares represented thereby;

(iii)          The number of shares, and, if the corporation is authorized to issue shares of more than one class, the class, or series and class, of the shares represented thereby;

(iv)          The par value of each share represented, or a statement that such shares are without par values.

Section 2.          Signatures. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if they were such officer at the date of its issue.

Section 3.          Lost Certificates. The CEO, President, CFO or Treasurer may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the CEO, President, CFO or Treasurer in their discretion and as condition precedent to the issuance thereof, may prescribe such terms and conditions as is deemed expedient, and may require a bond or such other indemnities as is deemed adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4.          Transfer of Shares. Transfers of shares of the corporation’s capital stock will be made on the books of the corporation only by the record holder of such capital stock, or by such record holder’s attorney lawfully constituted in writing, and, in the case of capital stock represented by certificate, upon surrender of the certificate to the corporation or the transfer agent of the corporation.

Section 5.          Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 6.          Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express notice or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.

ARTICLE XI.
CHANGE OF REGISTERED OFFICE

Section 1.          The corporation shall maintain a registered office in the State of Minnesota and designate a registered agent therein and in all states where the corporation is admitted to do business.

Section 2.          The designation or change in the location of the registered office and the designation and change of a registered agent may be made by the Board of Directors, the CEO, President or CFO providing that on or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office or agent shall be filed with the applicable Secretary of State.

ARTICLE XII.
CORPORATE BOOKS AND RECORDS SHARE REGISTER

Section 1.          The corporation shall keep within the United States a share register giving the names and addresses of the shareholders, the number and classes of shares held by each and the date on which the certificates were issued.

Section 2.           Books of Account and Records. The corporation shall keep appropriate books of account and records of proceedings of the shareholders, the Directors and all other accounts and record that are appropriate.

Section 3.          Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words, “Corporate Seal, Minnesota.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 4.          Shareholders Information. Upon written request by a shareholder, the corporation shall furnish to the shareholder a statement of profit and loss for its last annual accounting period and last available quarter.

ARTICLE XIII.
INDEMNITY

The corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, in such manner, under such circumstances and to such extent as permitted or required by Minnesota Statutes Section 302A.521.

ARTICLE XIV.
AMENDMENTS

Unless reserved by the Amended and Restated Articles of Incorporation to the shareholders, the power to adopt, amend, or repeal these Bylaws is vested in the Board of Directors. The power of the Board of Directors is subject to the power of the shareholders, exercisable upon the affirmative vote of a majority of the voting power of the shares entitled to vote, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the Board of Directors. The Board of Directors shall not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors.

* * *

CERTIFICATE OF SECRETARY

The undersigned, Secretary of Flexsteel Industries, Inc., a Minnesota corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this 5th day of December, 2016.

      /s/ Timothy E. Hall

Timothy E. Hall, Secretary

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